Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statements (Form S-3, File No. 333-193250 and Forms S-8, File Nos. 333-124867 and 333-158772) of our report dated March 31, 2014, relating to the consolidated financial statements of WidePoint Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Moss Adams, LLP
Moss Adams, LLP

Scottsdale, Arizona
March 31, 2014